Exhibit 10.1
THE SECURITIES REPRESENTED BY THIS UNSECURED CONVERTIBLE PROMISSORY NOTE AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.
ACCELSIUS HOLDINGS LLC
Unsecured Convertible Promissory Note

[●], 2025 (the “Effective Date”)	Principal Amount: $[●]
In exchange for the principal sum of [●] dollars ($[●]) (the “Principal Amount”) loaned to Accelsius Holdings LLC, a Delaware limited liability company (the “Borrower”), by [●], [an individual][a [●]] (the “Lender”), on the Effective Date, the Borrower hereby promises to pay to the Lender the Principal Amount, together with accrued interest thereon pursuant to the terms and conditions set forth in this note (this “Note”).
1.    Interest. From and after the Effective Date, interest shall accrue on the outstanding Principal Amount at the rate equal to the annual applicable federal rate for the month during which this Note is made, as published by the Internal Revenue Service (the “AFR”), with the initial rate being the AFR as of the Effective Date of this Note, with such rate adjusted thereafter on a quarterly basis to the then-applicable AFR. Such interest shall accrue on the outstanding Principal Amount through and including the day on which the outstanding Principal Amount is paid in full or converted pursuant to Section 4.
2.    Maturity Date. Subject to Section 4 below, the Borrower shall repay the outstanding Principal Amount of this Note and accrued but unpaid interest thereon on December 31, 2026 (the “Maturity Date”).
3.    Third Party Rights. Notwithstanding anything herein to the contrary, the Lender and the Borrower agree as follows:
(a)    The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to the prior payment in full in cash of all of the indebtedness (“Senior Indebtedness”) of Innventure, Inc. (“Innventure Parent”) and Innventure LLC (“Innventure LLC,” together with Innventure Parent, “Innventure”) owed to WTI Fund X, Inc. and WTI Fund XI, Inc. (collectively, “WTI”) as the same may be amended, restated, supplemented or modified from time to time; provided, however, that it is understood that no agreements under this Section 3 creates any borrower obligations of the Borrower or the Lender under the Senior Indebtedness.
(b)    The Lender will not demand or receive from the Borrower (and the Borrower will not pay to the Lender) all or any part of the indebtedness evidenced by this Note, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Lender commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Borrower related to this Note, for so long as any portion of the Senior Indebtedness remains outstanding or so long as WTI is committed or otherwise obligated to extend credit to Innventure (excluding any conversion of the indebtedness evidenced by this Note into capital stock of the Borrower); provided, however, that nothing in this Section 3 will prevent the Lender from exercising its rights under Section 5 with respect to conversion of this Note.
(c)    No amendment of the documents evidencing or relating to this Note shall directly or indirectly modify the provisions of this Section 3 in any manner which might terminate or impair the subordination of the indebtedness evidenced by this Note or grant any lien or security interest in the Borrower’s property in favor of the Lender. By way of example, such documents evidencing or relating to this Note shall not be amended to (i) increase the rate of interest with respect to this Note, (ii) accelerate the payment of the principal or interest or any other portion of this Note.
(d)    This Section 3 shall remain effective only for so long as Innventure owes any amounts in respect of the Senior Indebtedness or so long as WTI is committed or otherwise obligated to extend credit to the Borrower, and shall thereafter be of no force or effect.
(e)    The provisions of this Section 3 shall bind any successors or assignees of the Lender and shall benefit any successors or assigns of WTI.
(f)    This Section 3 is solely for the benefit of the Lender and WTI and not for the benefit of the Borrower or any other party.
(g)    The provisions of this Section 3 may not be amended without the prior written consent of WTI.
(h)    WTI is the intended third-party beneficiary of this Section 3.
(i)    In the event of any inconsistency or conflict between the provisions of this Note (or any other document executed or delivered in connection with this Note) and the provisions of this Section 3 with respect to the subject matter of this Section 3, this Section 3 shall prevail.
(j)    Any failure to pay any amount due under this Note as a result of the terms of this Section 3 shall not constitute an event of default under this Note.

4.    Prepayment. The Borrower shall not have the right at any time to prepay this Note without (a) the prior written consent of the Lender and (b) the prior written consent of YA II PN, Ltd.
5.    Conversion Right.
(a)    Conversion Amount. On and after January 2, 2026, the Lender shall have the right to elect to receive equity in the Borrower in lieu of receipt of cash repayment of all amounts due under this Note at the time of conversion (the “Payment Amount”). Such Payment Amount shall be convertible in whole into units of the Borrower’s Series A Units (as defined in the Borrower’s Second Amended and Restated Limited Liability Company Agreement, dated as of September 22, 2023, as amended from time to time; such Series A Units being referred to herein as the “Series A Preferred Units”) at a price per unit equal to $12.175 on the same terms and conditions as the Series A Preferred Units that were issued and sold by the Borrower in early 2024, including, for the avoidance of doubt, substantially the same terms as the designations, powers, preferences and other rights, and the qualifications, limitations and restrictions of the Series A Preferred Units (the “Series A Conversion”).
(b)    Conversion Notice. To effectuate the Series A Conversion, the Lender shall provide the Borrower with (i) a written notice at the email address set forth below the Borrower’s signature hereto of (1) [[his][her][its]] election to exercise [[his][her][its]] right to receive Series A Preferred Units in lieu of cash pursuant to this Section 4 and (2) the estimated date (such date, the “Conversion Date”) of the consummation of the Series A Conversion, which date shall be at least twenty (20) days after the date of such notice, and (ii) on the Conversion Date, a written certification, dated as of the Conversion Date, acknowledging the representations set forth in Section 5.
(c)    No fractional Series A Preferred Units. No fractional Series A Preferred Units shall be issued upon the Series A Conversion. In lieu of any fractional Series A Preferred Units to which the Lender would otherwise be entitled, the Borrower shall pay to the Lender in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional Series A Preferred Unit.
6.    Lender’s Representations and Warranties. As of the date hereof and as of the Conversion Date, the Lender represents and warrants to the Borrower:
(a)    Investment Purpose. The Lender is acquiring this Note or the Series A Preferred Units, as applicable, for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act. The Lender does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute this Note or the Series A Preferred Units, as applicable, in violation of applicable securities laws. As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.
(b)    Accredited Investor Status. The Lender is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.
(c)    Reliance on Exemptions. The Lender understands that this Note or the Series A Preferred Units, as applicable, are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire this Note or the Series A Preferred Units, as applicable.
(d)    Information. The Lender and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Borrower and information the Lender deemed material to making an informed investment decision regarding its purchase of this Note or the Series A Preferred Units, as applicable, which have been requested by the Lender. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Borrower and its management. The Lender understands that its investment in this Note or the Series A Preferred Units, as applicable, involves a high degree of risk. The Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of this Note or the Series A Preferred Units, as applicable.
(e)    Transfer or Resale. The Lender understands that: (i) this Note or the Series A Preferred Units, as applicable, have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Lender shall have delivered to the Borrower an opinion of counsel, in a generally acceptable form, to the effect that this Note or the Series A Preferred Units, as applicable, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Lender provides the Borrower with reasonable assurances (in the form of seller and broker representation letters) that this Note or the Series A Preferred Units, as applicable, can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of this Note or the Series A Preferred Units, as applicable, made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of this Note or the Series A Preferred Units, as applicable, under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.
(f)    Legends. The Lender agrees to the imprinting of a restrictive legend on the Series A Preferred Units in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.
Certificates evidencing the Series A Preferred Units shall not contain any legend (including the legend set forth above), (i) following any sale of such Series A Preferred Units pursuant to Rule 144, (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), or (iii) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, provided, that, in the case of sub-clause (iii), the Borrower has received a customary representation letter from such Lender, the form and substance of which shall be reasonably satisfactory to the Borrower. The Lender agrees that the removal of a restrictive legend from certificates representing Securities as set forth in this Section 5(f) is predicated upon the Borrower’s reliance that the Lender will sell any Series A Preferred Units pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.
7.    Borrower’s Representations and Warranties. As of the date hereof, the Borrower represents and warrants to the Lender (which representations and warranties shall be deemed to include all of the Borrower’s subsidiaries):
(a)    the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to conduct its business as presently conducted and as proposed to be conducted by it, except where the failure to do so would not reasonably be expected to have a material adverse effect, and to enter into and perform this Note and to carry out the transactions contemplated by this Note;
(b)    the issuance and delivery of this Note and the issuance of Series A Preferred Units upon conversion as described herein have been duly authorized by all necessary limited liability company action on the part of the Borrower;
(c)    this Note has been duly executed and delivered by the Borrower and constitutes a valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law);
(d)    the execution of and performance of the transactions contemplated by this Note and compliance with its provisions by the Borrower will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver which has not been obtained under, its certificate of formation (as the same may have been amended or restated prior to the date hereof) or any indenture, lease, agreement or other instrument to which the Borrower is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Borrower, except, in each case, to the extent the noncompliance with or any such conflict would not reasonably be expected to have a material adverse effect;
(e)    there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Borrower's knowledge, currently threatened against the Borrower (excluding the civil lawsuit filed in in the Court of Common Pleas of Lancaster County, Pennsylvania by Advanced Cooling Technologies, Inc., case no. CI-23-03275) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a material adverse effect;
(f)    the Borrower has not received any communications alleging that the Borrower has violated, or by conducting its business, would violate any of the patents, trademarks, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person or entity;
(g)    the Borrower is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, except where noncompliance would not reasonably be expected to have a material adverse effect; and
(h)    there are no federal, state, county, local or foreign taxes due and payable by the Borrower which have not been timely paid, except where noncompliance would not reasonably be expected to have a material adverse effect.

8.    Default. The following shall constitute an event of default under this Note:
(a)    the Borrower’s failure to pay any amount due under this Note on the Maturity Date;
(b)    the Borrower shall breach any material obligation under this Note if such breach is not cured within twenty (20) days following the Borrower’s receipt of written or email notice of such breach;
(c)    the Borrower or a subsidiary commencing any voluntary bankruptcy or insolvency proceedings;
(d)    an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or a subsidiary or the Borrower’s or a subsidiary’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement; and
(e)    a default or event of default shall occur under the any loan or credit agreement or any other promissory note issued by the Borrower or a subsidiary.
Upon the occurrence or existence of any such event of default, (x) interest shall accrue hereunder at the rate set forth above plus 4%, and (y) upon the written election of the Lender (or, in the case of an event of default pursuant to Section 7(c) or 7(d) above, immediately and without notice), all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.
9.    Remedies. No delay or omission on part of the Lender in exercising any right hereunder shall operate as a waiver of any such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.
10.    Use of Proceeds.     The proceeds of this Note shall be used by the Borrower solely to reduce the outstanding borrowings of the Borrower as set forth in Section 2.7(a) of that certain Loan and Security Agreement, effective as of March 30, 2023, by and among the Borrower, as borrower, Accelsius LLC, as guarantor, and Innventure LLC, as lender, as amended by the First Amendment to Loan and Security Agreement, dated December 13, 2023, the Second Amendment to Loan and Security Agreement executed April 10, 2024, the Third Amendment to Loan and Security Agreement, dated July 1, 2024, and the Fourth Amendment to Loan and Security Agreement, dated as of April 1, 2025, (the “Outstanding Borrowings”), and, upon the Effective Date of this Note, the Outstanding Borrowings shall be reduced by an amount equal to the Principal Amount of this Note. The Borrower shall not use the proceeds of this Note for any purpose not described in this Section 9 without the written approval of the Lender.
11.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.
12.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.
13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time any interest rate applicable to the loan evidenced by this Note (the “Loan”), together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, any rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 12 shall be cumulated and credited to the principal balance of such Loan, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased to the extent necessary to comply with the applicable usury laws, but so as to permit the recovery of the fullest amount otherwise due under this Note.
14.    Amendment; Waiver. Subject to Section 3(c), this Note may only be amended by a written instrument signed by both parties. No waiver of any provision of this Note shall be effective unless it is in writing and signed by the party waiving such provision. No waiver of any provision of this Note shall be construed as a waiver of any other provision or of the same provision on another occasion.
15.    Assignment. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).
16.    Exculpation among Lenders. The Lender acknowledges that (i) the Lender is not relying on any person, lender, investor, firm or corporation, other than the Borrower, in making its investment or decision to invest in the Borrower, and (ii) no other “Lender” under a convertible promissory note issued by the Borrower has performed any due diligence for or on behalf of the

Lender, negotiated this form of Note for or on behalf of the Lender or made any representations and warranties to the Lender regarding the Borrower, its affiliates or the investment evidenced by this Note.
17.    Obligations. The Borrower hereby agrees to provide the Lender with written notice at least ten (10) days prior to the consummation of any change of control transaction or any sale of substantially all of the Borrower’s assets or business, whether by merger or otherwise.
18.    Entire Agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.
19.    Obligation. The Borrower’s obligation to repay the outstanding Principal Amount of this Note and accrued but unpaid interest thereon is expressly contingent on the receipt of the Principal Amount from the Lender.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

ACCELSIUS HOLDINGS LLC

By:
Name:
Title:
Email:
Acknowledged and agreed as of the date first written above:

Email: